Exhibit 10.50

MGE ENERGY, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS -

Employee or Director

MGE Energy, Inc., a Wisconsin corporation  (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the MGE Energy, Inc. 2021 Long-Term Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) Share of Company stock, as follows:

Participant Name:	[Name]
Number of Units:	[Total Units]
Grant Date:
Grant Year:
Vesting Period:
Settlement Date:	Except as provided by the Restricted Stock Units Award Agreement, the date on which the Vesting Period ends.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Award Agreement and the Plan, both of which are made a part of this document.  The Participant acknowledges that copies of the Plan, the Restricted Stock Units Award Agreement and the prospectus for the Plan have been received by the Participant.  The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Award Agreement and the Plan, and hereby accepts the Award subject to all of the terms and conditions of such documents.

MGE ENERGY, INC.	PARTICIPANT

By:
[Name]	Signature
[Title]
Date

ATTACHMENTS:

2021 Long-Term Equity Incentive Plan;

Restricted Stock Units Award Agreement; and

Plan Prospectus